UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Pre-Effective Amendment No.       ☐

Post-Effective Amendment No.   1 ☒

WILSHIRE BANCORP, INC.

(Exact name of registrant as specified in its charter)

California	20-0711133
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

3200 Wilshire Blvd.

Los Angeles, California 90010

(213) 387-3200

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Alex Ko

Chief Financial Officer
Wilshire Bancorp, Inc.
3200 Wilshire Blvd.

Los Angeles, California 90010
(213) 387-3200

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:
Mark J. Kelson, Esq.
Andrew R. Finkelstein, Esq.
Greenberg Traurig, LLP
2450 Colorado Avenue
Suite 400 East
Santa Monica, CA 90404
310-586-7700 (phone)
310-586-7800(facsimile)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒  333-161847

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Common Stock, no par value per share	$15,000,000	$1,742

(1)   The Registrant previously registered common stock, preferred stock, debt securities, warrants, units and other securities with an aggregate offering price of $100,000,000 on a Registration Statement on Form S-3 (File No. 333-161847) , as amended, which was declared effective September 16, 2009. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, an additional amount of common stock having a proposed maximum aggregate offering price of $15,000,000 is hereby registered representing no more than 20% of the maximum aggregate offering price of securities available for issuance under the Registration Statement on Form S-3 (File No. 333-161847).  In no event will the maximum aggregate offering price of all securities issued pursuant to this Registration Statement and the Registration Statement on Form S-3 (File No. 333-161847) exceed those registered under such registration statements.

(2)   Calculated in accordance with Rule 457(o).  Represents the registration fee only for the additional amount of securities being represented hereby.  The Registrant previously registered securities pursuant to a Registration Statement on Form S-3 (File No. 333-161847), as amended, for which a fee of $5,580 was paid.

This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to register an additional $15,000,000 of securities of Wilshire Bancorp, Inc. (the “Company”), for the offering pursuant to the Registration Statement on Form S-3 of the Company (File No. 333-161847) filed with the Securities and Exchange Commission on September 10, 2009, as amended, which was previously declared effective by the Commission on September 16, 2009, at 4:00 p.m.  The contents of the Registration Statement No. 333-161847 are hereby incorporated by reference into this Registration Statement in its entirety, including each of the documents we filed with the Securities and Exchange Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.

The maximum underwriting compensation will not exceed 8% for any offering under this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16.                            Exhibits

The following exhibits are filed with or incorporated by reference into this registration statement:

Exhibit Number	Description of Document

5.1	Opinion of Greenberg Traurig, LLP

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Greenberg Traurig, LLP (contained in its opinion filed as Exhibit 5.1)

24.1	Power of attorney (incorporated by reference to Registrants’ Registration Statement on Form S-3, File No. 333-161847)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement, as amended, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles in the State of California, on the 11th day of May, 2011.

WILSHIRE BANCORP, INC.

By:	/s/ Alex Ko
Alex Ko
Chief Financial Officer
(Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated and on May 11, 2011.

Signature	Title

/s/*	Chairman and Director
Steven Koh

/s/Jae Whan Yoo	President, Chief Executive Officer and Director
Jae Whan Yoo	(Principal Executive Officer)

/s/*	Director
Donald D. Byun

/s/*	Director
Lawrence Jeon

/s/*	Director
Kyu-Hyun Kim

/s/*	Director
Richard Y. Lim

/s/*	Director
Fred F. Mautner

/s/*	Director
Young H. Pak

/s/*	Director
Harry Siafaris

/s/ Alex Ko	Chief Financial Officer
Alex Ko	(Principal Financial Officer and Principal Accounting Officer)

*/s/ Alex Ko
Alex Ko
By: Alex Ko Agent and attorney-in-fact